Exhibit 99.1

         WORKSTREAM ANNOUNCES THE CLOSING OF A $14M PRIVATE PLACEMENT OF
                  COMMON STOCK AND WARRANTS LED BY A EUROPEAN
                             INSTITUTIONAL INVESTOR

     Proceeds to Fund Continued Expansion of Workforce Management Suite and
                             Strategic Acquisitions

NEW YORK, NY AND OTTAWA, ON - DECEMBER 20, 2004 - Workstream Inc. (NASDAQ:
WSTM), a provider of Enterprise Workforce Management software, today announced it has closed its private placement with institutional investors of 4,666,667 shares of its common stock at a price of $3.00 per share and warrants to purchase 2,333,333 shares of common stock at an exercise price of $3.50 per share for an aggregate of $14.0 million. The placement was led by a European institutional investor. The proceeds from the transaction will further strengthen the Company's balance sheet and provide additional working capital to pursue its growth strategy, including product development, international expansion and targeted strategic acquisitions.

"Workstream has continued to gain momentum in 2004, by integrating all of our product offerings through the Workstream TalentCenter(TM), completing strategic acquisitions of Kadiri and Bravanta, expanding our management team and increasing our institutional shareholder base," said Michael Mullarkey, CEO and Chairman of Workstream. "In 2005 we expect to take a real leadership position in the HR Software market with a strong cash position of over $20 million," stated Mullarkey.

The offering of the shares of common stock and warrants were not registered under the Securities Act of 1933 and such securities may not be subsequently offered or sold by the investors in the United States absent registration or an applicable exemption from the registration requirements. In connection with the Private Placement, the Company granted the investors registration rights with respect to the common stock purchased by the investors and the shares of common stock into which the warrants are exercised. This news release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation, or sale of any securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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                             ABOUT WORKSTREAM INC.

Workstream provides enterprise workforce management solutions and services that help companies manage the entire employee lifecycle - from recruitment to retirement. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Performance, Compensation, Rewards and Transition. Access to TalentCenter is offered on a monthly subscription basis under an on-demand software delivery model to help companies build high performing workforces, while controlling costs. With 11 offices across North America, Workstream services customers including Chevron, Eli Lilly Canada, The Gap, Home Depot, Kaiser Permanente, Motorola, Nordstrom, Samsung, Sony Music Canada, VISA, Watson Wyatt and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

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Contact:
TAMMIE BROWN
WORKSTREAM INC.
1-877-327-8483 EXT. 263
TAMMIE.BROWN@WORKSTREAMINC.COM